Exhibit 99.2

News from Aon

Aon Corporation Explores Strategic Options for

Combined Insurance Co.

CHICAGO, IL — July 31, 2007 - Aon Corporation (NYSE: AOC) today announced that it is considering strategic options for Combined Insurance Company of America (CICA) and its subsidiaries.

Greg Case, Aon’s President and CEO, said, “Combined is a great company with a longstanding record of success, and I’m confident that it will continue to succeed in the future.  We are making preparations for a spin-off of the company to our shareholders, but we anticipate receiving inquiries from potential buyers and are prepared to respond accordingly.”

CICA and its subsidiaries, including Sterling Life Insurance Company, provide accident, health and life insurance coverage, in the U.S., Canada, Europe, Asia and Australia, primarily through more than 7,000 career insurance agents.

Aon has engaged Credit Suisse Securities (USA) LLC, Merrill Lynch & Co., and Aon Capital Markets as advisors on any potential related transaction.  Any interested parties should inquire directly with our advisors.

About Aon

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting.  There are 43,000 employees working in Aon’s 500 offices in more than 120 countries.  Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

Safe Harbor Statement

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to successfully execute strategic options for our Combined Insurance subsidiary, the impact of current, pending and future regulatory and legislative actions that affect our ability to market and sell, and be reimbursed at current levels for, our Sterling subsidiary’s Medicare Advantage health plans, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors, and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the impact of the analysis of practices relating to stock options, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

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Investor Contact:	Scott Malchow
Vice President, Investor Relations
312-381-3983

Media Contact:	David Prosperi
Vice President, Public Relations
312-381-2485